As filed with the Securities and Exchange Commission on September 8, 2026
Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ESS TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-1550150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Drew Buckley
Chief Executive Officer
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mark B. Baudler Lianna C. Whittleton Rachel Nagashima Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Kate Suhadolnik Chief Financial Officer ESS Tech, Inc. 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (855) 423-9920
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated September 8, 2026
PRELIMINARY PROSPECTUS
Up to 13,120,000 Shares of Common Stock
Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the potential offer and sale from time to time by the selling securityholders identified in this prospectus (the “Selling Securityholders”) of up to an aggregate of 13,120,000 shares of common stock, par value $0.0001 per share (“common stock”), of ESS Tech, Inc. (“we,” “us,” the “Company” or “ESS”), consisting of (i) up to 12,800,000 shares of common stock (the “Common Warrant Shares”) issuable upon the exercise of common stock purchase warrants (the “Common Warrants”) issued to certain of the Selling Securityholders in a private placement pursuant to a securities purchase agreement, dated as of August 20, 2026 (the “Securities Purchase Agreement”), by and among us and the investors named therein, and (ii) up to 320,000 shares of common stock (the “Placement Agent Warrant Shares” and, together with the Common Warrant Shares, the “Warrant Shares”) issuable upon the exercise of a common stock purchase warrant (the “Placement Agent Warrant” and, together with the Common Warrants, the “Warrants”) issued to Roth Capital Partners, LLC, as placement agent, in connection with the Registered Direct Offering (as defined below). We may receive cash proceeds of up to approximately $6.6 million from the exercise of the Warrants, assuming the exercise thereof for cash in full, although no assurance can be given that the Warrants will be exercised for cash, if at all. See “Selling Securityholders” for additional information regarding the Selling Securityholders.
This prospectus provides you with a general description of such securities and the general manner in which the Selling Securityholders may offer or sell the securities. More specific terms of any securities that the Selling Securityholders may offer or sell may, if necessary and required by law, be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Warrant Shares. The Selling Securityholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Warrant Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”
The Warrant Shares offered by this prospectus will be issued by us to the Selling Securityholders upon exercise of the Warrants held by them, prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock offered hereby. We will incur costs and expenses in connection with the registration of the shares of our common stock offered hereby, including filing, legal and accounting fees. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GWH.” On September 4, 2026, the last quoted sale price for the shares of our common stock as reported on the NYSE was $0.3420 per share.
We are a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements.
Sales of a substantial number of shares of our common stock in the public market, including the resale of the shares of common stock held by the Selling Securityholders pursuant to this prospectus, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock and make it more difficult for you to sell your shares at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to this registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer the securities covered thereby pursuant to this prospectus for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY READ THE INFORMATION UNDER THE HEADINGS “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND “ITEM 1A - RISK FACTORS” OF OUR MOST RECENT REPORT ON FORM 10-K OR 10-Q THAT IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) whereby the Selling Securityholders may, from time to time, sell the Warrant Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus, except that we may receive cash proceeds of up to approximately $6.6 million from the exercise of the Warrants, assuming the exercise thereof for cash in full.
Neither we nor the Selling Securityholders have authorized any dealer, salesperson or other person to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable prospectus supplement and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement, nor do they constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Selling Securityholders and their permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided, if necessary and required by law, in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
We may also provide, if necessary and required by law, a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part, to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any prospectus supplement or amendment together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 14 of this prospectus.
The ESS design logo and the ESS mark appearing in this prospectus are the property of ESS Tech, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
ii

PROSPECTUS SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus, including “Risk Factors” beginning on page 4 of this prospectus and the financial statements and related notes and the other information that we incorporated by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference herein. Unless the context otherwise requires, all references in this prospectus to “ESS,” “we,” “us,” “our,” the “Company” or similar words refer to ESS Tech, Inc.
Company Overview
ESS develops, manufactures, and integrates non-lithium energy storage solutions. Through sodium-ion and iron flow battery technologies, ESS uses predominantly earth-abundant materials to deliver safe, reliable, and cost-effective energy storage. ESS serves utilities, independent power producers, and commercial and industrial customers with solutions that enable increased deployment of clean, resilient energy.
ESS originated in 2011 as an iron flow battery manufacturer, building upon the premise that the energy transition from a fossil fuels-based system to one dominated by renewable energy would require batteries derived from earth-abundant materials and capable of long service life. As a pioneer of iron flow technology, we developed systems to improve safety and designed for long-duration applications. More recently, ESS announced the addition of sodium-ion to its product line. Our current sodium-ion battery systems source cells from third-party suppliers. ESS manufactures and assembles the battery modules, housings, energy management systems, and other key battery components.
Today, ESS combines its expertise in long-duration iron flow batteries with next-generation sodium-ion technology and advanced energy management software. This diversified approach allows us to address a broader range of customer needs - from minutes to multiple days of energy storage - while reducing dependence on constrained critical minerals and supporting emerging domestic supply chains.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon, 97070, and our telephone number is (855) 423-9920. Our investor relations website is located at https://investors.essinc.com/, our Company X account is located at https://x.com/ESS_info, and our corporate LinkedIn account is located at https://www.linkedin.com/company/energy-storage-systems/. The information on, or that can be accessed through, our website and the aforementioned X account and LinkedIn account is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless expressly noted. Further, our references to website URLs are intended to be inactive textual references only. We may use our investor relations website and the aforementioned X account and LinkedIn account to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website and the aforementioned X account and LinkedIn account, in addition to following press releases, filings with the SEC and public conference calls and webcasts.
We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website as soon as reasonably practicable after we electronically file or furnish such information with the SEC. All statements made in any of our securities filings, including all forward-

looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

THE OFFERING

Securities Offered by the Selling Securityholders:
 Up to 13,120,000 shares of common stock, consisting of (i) up to 12,800,000 shares of common stock issuable upon exercise of the Common Warrants and (ii) up to 320,000 shares of common stock issuable upon exercise of the Placement Agent Warrant, in each case held by the Selling Securityholders.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the shares of common stock issuable upon exercise of the Warrants that are registered under this prospectus for resale.

Use of Proceeds:
We will not receive any proceeds from the sale of the securities offered by the Selling Securityholders, but we will receive the proceeds from the exercise of the Warrants if the Warrants are exercised for cash. See the section titled “Use of Proceeds” appearing on page 6 of this prospectus for more information.

Risk Factors:
See the section titled “Risk Factors” beginning on page 4 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

NYSE Symbol:	“GWH” for our common stock.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed below as well as under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” of our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. For more information, see “Where You Can Find More Information” and “Incorporation by Reference.”
Risks Related to this Offering
Sales of substantial amounts of securities by the Selling Securityholders, or the perception that sales could occur, could adversely affect the price of our common stock.
On behalf of the Selling Securityholders, we are registering for resale up to 13,120,000 shares of common stock issuable upon exercise of the Warrants, consisting of up to 12,800,000 shares issuable upon exercise of the Common Warrants and up to 320,000 shares issuable upon exercise of the Placement Agent Warrant. The sale by the Selling Securityholders of a significant number of such shares could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Securityholders may sell all or a portion of their securities as a result of the registration of such securities for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of the securities offered hereunder or the availability of those securities for sale will have on the market price of our common stock.
There is currently no established trading market for the Warrants and we do not expect that one will develop.
We do not intend to list the Warrants on the NYSE or any other securities exchange and there is currently no established trading market for the Warrants. We do not intend to make a market in the Warrants and do not expect that one will develop. Therefore, you may have to hold the Warrants until such time, if any, as you wish to exercise the Warrants or we redeem them.
The Warrants are not exercisable unless and until we obtain Stockholder Approval, which may never occur.
The Common Warrants and the Placement Agent Warrant are not exercisable until we obtain the approval of our stockholders required under the applicable rules of the NYSE for the issuance of the Common Warrants and the shares of common stock issuable upon their exercise, and, in the case of the Placement Agent Warrant, until the later of such approval and the date that is six months after its issuance (“Stockholder Approval”). We have agreed to hold a meeting of our stockholders no later than 60 days after the closing of the offering to seek Stockholder Approval and, if it is not obtained at that meeting, to call successive meetings every 60 days thereafter until it is obtained. There can be no assurance that we will obtain Stockholder Approval, or as to when it will be obtained. Unless and until Stockholder Approval is obtained, holders of the Warrants will not be able to exercise them, and we will not receive any proceeds from such exercise or be able to issue the shares of common stock registered under this registration statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the information incorporated by reference herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the information incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
All of the shares of our common stock offered by any Selling Securityholder pursuant to this prospectus will be issued upon exercise of the Warrants and sold solely for the account of such Selling Securityholder. We will not receive any of the proceeds from the sale of such shares, although we may receive proceeds from the exercise of the Warrants to the extent they are exercised for cash.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of such Selling Securityholder’s shares of common stock, and we will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration, listing and qualification fees, printer fees, and fees and disbursements of our counsel and our independent registered public accountants.
We could potentially receive up to an aggregate of approximately $6.6 million in proceeds from the exercise of the Warrants, assuming the full exercise thereof for cash. The Warrants are not exercisable until we obtain Stockholder Approval, and, in the case of the Placement Agent Warrant, until the later of such Stockholder Approval and the date that is six months after its issuance, and holders may also be entitled to exercise the Warrants on a cashless basis under certain circumstances, in which case we would not receive any cash proceeds. We will not receive any of the proceeds from the resale of the shares of common stock issuable upon the exercise of the Warrants.
We will retain broad discretion over the use of the net proceeds we may receive from any cash exercise of the Warrants. We currently expect to use the net proceeds that we may receive for working capital and other general corporate purposes. In addition, we intend to use approximately $500,000 to repay amounts owing under our promissory note agreement with YA II PN, Ltd. dated October 14, 2025 (the “Promissory Note”). The Promissory Note has an aggregate principal amount of up to $40 million, in two tranches consisting of a first tranche of $30 million and a second tranche of $10 million, in each case less an original issue discount of 8% and certain fees and expenses. The Promissory Note, as amended, accrues interest at a rate of 3% per annum and matures on February 27, 2027. As of the date of this prospectus supplement, we have repaid $38.5 million of the principal amount of the Promissory Note.
The expected use of net proceeds we may receive from any cash exercise of the Warrants represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
There is no assurance that we will obtain Stockholder Approval, that the holders of the Warrants will elect to exercise any or all of such Warrants, or that the Warrants will be in the money prior to their respective expiration dates. Accordingly, we may not receive any cash proceeds from the exercise of the Warrants. See the “Risk Factors” set forth in our filings with the SEC and incorporated herein by reference for additional information.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus, Selling Securityholder includes the Selling Securityholders listed in the table below and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge or other non-sale related transfer.
This prospectus covers the resale, from time to time, of up to 13,120,000 shares of common stock issuable upon exercise of the Warrants, consisting of (i) up to 12,800,000 Common Warrant Shares issuable upon exercise of the Common Warrants issued to Armistice Capital Master Fund Ltd. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (collectively, the “Purchasers”) pursuant to the Securities Purchase Agreement, and (ii) up to 320,000 Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrant issued to Roth Capital Partners, LLC in connection with its services as our placement agent for the Registered Direct Offering (as defined below). None of the shares covered by this prospectus have been issued as of the date of this prospectus; they will be issued by us only upon exercise of the Warrants, which are not exercisable unless and until we obtain Stockholder Approval.
The table below sets forth the following information, as of September 2, 2026: (i) the name of each Selling Securityholder, (ii) the number of shares of common stock beneficially owned by each Selling Securityholder (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder), (iii) the number of shares of common stock offered by each Selling Securityholder hereunder, (iv) the number of shares of common stock beneficially owned by each Selling Securityholder following the completion of this offering (assuming each Selling Securityholder sells all of the shares of our common stock covered by this prospectus), and (v) the percentage of common stock beneficially owned by each Selling Securityholder following the completion of this offering (assuming each Selling Securityholder sells all of the shares of our common stock covered by this prospectus), based on 40,274,150 shares of our common stock outstanding as of September 2, 2026.
The Selling Securityholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. Because each Selling Securityholder may dispose of all, none or some portion of the shares of common stock covered by this prospectus, no estimate can be given as to the number of shares that will be beneficially owned by a Selling Securityholder upon termination of this offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of their shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
The following table is prepared based on information provided to us by the Selling Securityholder.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Before this Offering (5)	Maximum Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After this Offering (4),(5)	Percentage of Shares of Common Stock Beneficially Owned After this Offering (4)
Armistice Capital Master Fund Ltd. (1)	500,000	6,400,000	500,000	1.2%
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (2)	4,054,190	6,400,000	4,054,190	9.6%
Roth Capital Partners, LLC (3)	—	320,000	—	—%
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(1)The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)This figure includes pre-funded warrants to purchase 2,100,000 shares of common stock. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of the Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B is c/o Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880
(3)Roth Capital Partners, LLC is a registered broker-dealer. Byron Roth and Gordon Roth have voting and investment power over the shares held by Roth Capital Partners, LLC. The address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(4)Assumes no exercise of the Warrants.
(5)These amounts include shares of our common stock issued in the Registered Direct Offering. Each of Armistice Capital Master Fund Ltd. and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B purchased 3,200,000 shares of our common stock issued in the Registered Direct Offering.
The Warrants are subject to a beneficial ownership limitation of 4.99% or, upon election by a Selling Securityholder prior to the issuance of any Warrants, 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such Warrant. A Selling Securityholder, upon notice to the Company, may increase or decrease the beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such Warrant.
Roth Capital Partners, LLC provides us with investment banking services and acted as our exclusive placement agent in connection with the Registered Direct Offering and Concurrent Private Placement (each as defined below), for which it received customary fees and expense reimbursement described under “Plan of Distribution,” and received the Placement Agent Warrant as partial compensation for those services. Except as described in this paragraph and the beneficial ownership resulting from their participation in the Registered Direct Offering, the Concurrent Private Placement, and, in the case of Roth Capital Partners, LLC, its role as placement agent, none of the Selling Securityholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

DESCRIPTION OF SECURITIES TO BE REGISTERED
The following description of our common stock and certain provisions of our certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the SEC as described below, and to the forms of the Common Warrants and the Placement Agent Warrant, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
We are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share. As of September 2, 2026, we had 40,274,150 shares of common stock outstanding.
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, subject to the rights of holders of any preferred stock outstanding at the time, where a quorum is present at a meeting of stockholders, directors are elected by plurality vote. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by the board of directors out of assets legally available. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
This description is a summary and is qualified in its entirety by reference to our certificate of incorporation, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on October 15, 2021, as amended by certificates of amendment, copies of which are filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on May 22, 2023, and as Exhibit 3.1 to our Current Report on Form 8-K, filed on August 23, 2024, respectively, and our amended and restated bylaws, a copy of which is filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 3, 2022.
Registration Rights
Securities Purchase Agreement
On August 20, 2026, we entered into the Securities Purchase Agreement with the Purchasers, pursuant to which we agreed to issue and sell to the Purchasers, in a registered direct offering (the “Registered Direct Offering”), 6,400,000 shares of our common stock at a purchase price of $0.50 per share, and, in a concurrent private placement (the “Concurrent Private Placement” and, together with the Registered Direct Offering, the “August Offering”), the Common Warrants to purchase up to 12,800,000 shares of common stock at an exercise price of $0.50 per share. The August Offering closed on August 21, 2026, for aggregate gross proceeds to us of approximately $3.2 million, before deducting placement agent fees and other estimated offering expenses. In connection with the August Offering, we also issued to Roth Capital Partners, LLC, as placement agent, the Placement Agent Warrant to purchase up to 320,000 shares of common stock, on terms substantially identical to the Common Warrants (as described below), as part of its compensation for acting as our exclusive placement agent.
Pursuant to the Securities Purchase Agreement, we agreed to file, on or before the 30th day following the closing date of the August Offering, a registration statement with the SEC registering for resale the Common Warrant Shares, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable thereafter, but in no event later than the 45th day following the closing date of the August Offering. The Securities Purchase Agreement does not provide for liquidated damages solely as a result of a failure to meet these filing or effectiveness deadlines. However, beginning six months after the closing of the August Offering, we may be required to pay the holders of the Warrants cash liquidated damages equal to 1.0% of the aggregate exercise price of their Warrants every 30 days if there is no effective registration statement covering such shares and we fail to satisfy the current public information requirements of Rule 144(c), or have been or become an issuer described in Rule 144(i)(1)(i) and fail to satisfy the conditions of Rule 144(i)(2), in each case as set forth in the Securities Purchase Agreement, provided that in no event shall the aggregate liquidated damages payable to a holder of Warrants exceed 6.0% of the aggregate exercise price of such holder’s Warrants. Although the Placement Agent Warrant Shares are not subject to a contractual registration obligation under the Securities Purchase Agreement, we have included the Placement Agent Warrant Shares in the registration statement of which this prospectus forms a part.
Common Warrants and Placement Agent Warrant
The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants. You should review a copy of the form of Common Warrants and form of Placement Agent Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
Duration and Exercise Price
The Warrants have an exercise price of $0.50 per share. Subject to obtaining the Stockholder Approval, the Common Warrants will be exercisable at any time on or after the Stockholder Approval date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Stockholder Approval date and the Placement Agent Warrant will be exercisable at any time on or after the later of (a) the six month anniversary of the issuance date of the Placement Agent Warrant and (b) the Stockholder Approval date and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the issuance date of the Placement Agent Warrant. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Warrants will be issued separately from the shares of common stock and may be transferred separately immediately thereafter.
Stockholder Approval
The Warrants are not exercisable until we obtain the approval of our stockholders required by the applicable rules of the NYSE with respect to the issuance of the Warrants and we are also required to seek the approval of our stockholders for an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the Company’s outstanding shares of common stock at a reverse split ratio pursuant to which, in the good faith determination of the board of directors of the Company, the Company will regain compliance with Section 802.01C of the New York Stock Exchange Listed Company Manual. Pursuant to the Securities Purchase Agreement, we have agreed to hold a meeting of our stockholders within 60 days following the closing of this offering to seek the Stockholder Approval, and, if not obtained at such meeting, to convene an additional meeting every 60 days thereafter until the Stockholder Approval is obtained. There can be no assurance that the Stockholder Approval will be obtained.
Exercisability
Once exercisable following the Stockholder Approval, the Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of its Warrants to the extent that the holder would beneficially own more than 4.99%, or upon election by such holder prior to the issue of any Warrants, 9.99%, of our outstanding shares of common stock immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.
Fundamental Transaction
In the event of a merger, consolidation, sale of all or substantially all of our assets, a tender or exchange offer accepted by holders of more than 50% of our outstanding common stock, or certain other business combination transactions involving a change of more than 50% of the voting power of our common equity, in each case, other than our proposed business combination with a private company in the energy sector referenced in our press release dated August 6, 2026 (the “Business Combination”), (each, a “Fundamental Transaction”), the holders of the Warrants are entitled to receive, upon any subsequent exercise, the same kind and amount of securities, cash, or property receivable by a holder of the number of shares of common stock for which the Warrant was exercisable immediately prior to such Fundamental Transaction. In addition, concurrently with, or within 30 days after the consummation of a Fundamental Transaction, the holder of a Warrant has the right to require us or the successor entity to purchase the Warrant from the holder for cash in an amount equal to the Black-Scholes value of the remaining unexercised portion of the Warrant on the date of the transaction, except that if the Fundamental Transaction is not within our control (including if it is not approved by our board of directors), the holder will only be entitled to receive the same form and proportion of consideration, valued at the same Black-Scholes value, as is being offered to holders of our common stock generally.
Cashless Exercise
If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants is not then effective or available for the issuance of such shares, then in lieu of paying the exercise price in cash, the holder may exercise the Warrants on a “cashless exercise” basis, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants.
Price Protection
If, while the Warrants are outstanding, we issue or sell, or are deemed to have issued or sold, any shares of common stock or securities convertible into or exercisable for common stock (subject to certain exceptions, including exempt issuances under the Securities Purchase Agreement) for a consideration per share less than the exercise price of the Warrants then in effect, the exercise price of the Warrants will be reduced to the greater of (i) the price per share paid in such issuance and (ii) 20% of the minimum price (as defined in Section 312.04(h) of the New York Stock Exchange Listed Company Manual). In addition, if such a dilutive issuance occurs prior to the Business Combination, the number of shares issuable upon exercise of the Warrants will be increased such that the aggregate exercise price payable upon exercise, after giving effect to the reduced exercise price, remains equal to the aggregate exercise price at issuance. The aggregate exercise price for purposes of such calculation is based on the aggregate exercise price upon issuance of the Warrants (reduced ratably for prior exercises) and not on any previously reduced exercise price. This price protection feature could result in significant dilution to our stockholders if we conduct one or more dilutive issuances while the Warrants remain outstanding.
Reverse Split Adjustment
In addition to the price protection described above, if we effect a share split, share dividend, share combination, recapitalization or similar transaction (including a reverse stock split) while the Warrants are outstanding, and the lowest volume-weighted average price of our common stock during the five trading days immediately preceding and the five trading days immediately following such transaction is less than the exercise price of the Warrants then in effect (after giving effect to the customary proportional adjustment for such transaction), the exercise price of the Warrants will be reduced, but not increased, to such lower price. As with the price protection feature described above, if such an adjustment occurs prior to the consummation of the Business Combination, the number of shares issuable upon exercise of the Warrants will correspondingly increase to preserve the aggregate exercise price payable upon exercise. This adjustment is designed to protect holders of the Warrants against a reverse stock split that is not accompanied by a commensurate increase in our stock price, and could result in a further increase in the number of shares issuable upon exercise of the Warrants, and corresponding dilution to our stockholders, including if we effect a reverse stock split in connection with regaining compliance with Section 802.01C of the NYSE Listed Company Manual.
Purchase Rights and Distributions
If we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common stock, or declare or make any dividend or other distribution of our assets to holders of our common stock, in each case while the Warrants are outstanding, the holders of the Warrants will be entitled to participate in such rights offering or distribution to the same extent as if they had exercised their Warrants in full immediately before the applicable record date, subject to the beneficial ownership limitation described above under “Exercisability.” To the extent a holder's participation would cause it to exceed the beneficial ownership limitation, that portion of the rights offering or distribution will be held in abeyance for the holder until it could be received without exceeding the limitation.
Trading Market
There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
No Rights as a Stockholder
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.
Transferability
Subject to applicable securities laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.
Transfer Agent
The transfer agent for our common stock is Computershare Inc. The transfer agent’s address is 150 Royall Street, Canton, MA 02021 and its telephone number is (206) 406-5789.

PLAN OF DISTRIBUTION
Each Selling Securityholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.
In connection with the August Offering, the Company issued to the placement agent, as partial compensation, the Placement Agent Warrant to purchase 320,000 shares of common stock (which represents 5% of the aggregate number of shares of common stock issued in the Registered Direct Offering) with an exercise price of $0.50 per share (representing 100% of the combined public offering price per share of common stock and accompanying warrant in the August Offering). The Placement Agent Warrant is exercisable after the later of (i) the date Stockholder Approval is obtained and (ii) six months after issuance of the Placement Agent Warrant, and will expire five years after issuance of the Placement Agent Warrant. The Placement Agent Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the August Offering, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of the placement agent (or to officers, managers or members of any successor or member), in accordance with FINRA Rule 5110(e). The form of the Placement Agent Warrant has been included as an exhibit to the registration statement of which this prospectus is a part. We paid the placement agent a cash fee equal to 7.0% of the gross proceeds of the August Offering for the investors solicited by the placement agent to participate. We also reimbursed the placement agent at closing for out-of-pocket expenses, including legal expenses, incurred by it in connection with the August Offering, in an amount equal to $75,000.
DETERMINATION OF OFFERING PRICE
The Selling Securityholders will offer or sell the Warrant Shares offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. There is no assurance that our common stock will trade at prices at or above the offering price. Prices for our common stock in the public market will be determined by market forces and may be influenced by numerous factors, including the depth and liquidity of the trading market for our common stock. See “Plan of Distribution” for more information.
LEGAL MATTERS
The validity of the Warrant Shares offered by this prospectus and other legal matters concerning this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://essinc.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. The Securities Purchase Agreement, the form of Common Warrants, the form of Placement Agent Warrant and other documents establishing the terms of the Warrant Shares are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), from and after the date on which the registration statement of which this prospectus forms a part was initially filed with the SEC and prior to the effectiveness of such registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 5, 2026 (the “Annual Report”) including the portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into our Annual Report, filed with the SEC on April 15, 2026;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 11, 2026, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 29, 2026, January 30, 2026, March 5, 2026, April 15, 2026, May 29, 2026, June 15, 2026, June 18, 2026, June 23, 2026, July 1, 2026, July 17, 2026, August 6, 2026, August 21, 2026, and September 3, 2026; and
•the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 8, 2021, updated by Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920
You may also access these documents on our website, www.essinc.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the Selling Securityholders have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the Selling Securityholders are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to 13,120,000 Shares of Common Stock
Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS
, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with the distribution of the shares of common stock being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to the sale of their securities.

Amount to be Paid
SEC registration fee	$597.92
Accounting fees and expenses	$160,000.00
Legal fees and expenses	$50,000.00
Financial printing and miscellaneous expenses	$10,000.00
Total	$220,597.92
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit, or, with respect to an officer, in any action by or in the right of the corporation. Our certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against
II-I

such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our certificate of incorporation, amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16. Exhibits
(a)Exhibits.

			Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith

1.1	Placement Agency Agreement, dated as of August 20, 2026, by and between ESS Tech, Inc. and Roth Capital Partners, LLC	8-K	001-39525	1.1	August 21, 2026

4.1	Form of Common Warrant	8-K	001-39525	4.2	August 21, 2026

4.2	Form of Placement Agent Warrant	8-K	001-39525	4.1	August 21, 2026

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X

10.1	Form of Securities Purchase Agreement, dated August 20, 2026	8-K	001-39525	10.1	August 21, 2026

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)if the registrant is relying on Rule 430B:
(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(i)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on September 8, 2026.

ESS TECH, INC.

By:	/s/ Drew Buckley
Drew Buckley
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Drew Buckley, Kelly F. Goodman and Kate Suhadolnik, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Drew Buckley	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2026
Drew Buckley

/s/ Kate Suhadolnik	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2026
Kate Suhadolnik

/s/ Harry Quarls	Chairman of the Board and Director	September 8, 2026
Harry Quarls

/s/ Raffi Garabedian	Director	September 8, 2026
Raffi Garabedian

/s/ Sandeep Nijhawan	Director	September 8, 2026
Sandeep Nijhawan

/s/ Alexi Wellman	Director	September 8, 2026
Alexi Wellman